Exhibit 7.03

EXECUTION VERSION

AMENDMENT NO. 1 TO
PURCHASE AGREEMENT

This AMENDMENT NO. 1, dated as of January 15, 2015 (this “Amendment”), amends the Purchase Agreement, dated as of November 29, 2014 (the “Agreement”), by and among (i) 21Vianet Group, Inc., a company incorporated under the laws of the Cayman Islands (the “Company”), (ii) King Venture Holdings Limited, a company incorporated under the laws of Cayman Islands, (iii) Mr. Sheng Chen, the Chairman and Chief Executive Officer of the Company, and (iv) Personal Group Limited, a British Virgin Islands company, Fast Horse Technology Limited, a British Virgin Islands company, and Sunrise Corporate Holding Ltd., a British Virgin Islands company.

RECITALS:

WHEREAS, the parties to the Agreement now desire to amend the Agreement in accordance with Section 10.07 of the Agreement and as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained therein and herein, and in reliance upon the representations, warranties, conditions, agreements and covenants contained therein and herein, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

1.        Definitions.  All capitalized terms used but not defined in this Amendment shall have the meaning assigned to such terms in the Agreement and the rules of interpretation and construction set forth in Section 1.02 of the Agreement shall also apply to this Amendment.

2.        Amendment.  Schedule 3.03(A) of the Agreement is hereby amended and restated in its entirety as follows:

Company Capitalization

	Prior to the Closing	Prior to Closing and Immediately following the Conversion pursuant to Section 6.06 and the Transfer contemplated by Section 7.03(j)
Total Class A Shares	346,803,765	356,102,586
Total Class B Shares	49,430,544	40,131,723

Total Ordinary Shares	396,234,309	396,234,309
Total Voting Shares	841,109,205	757,419,816

3.	Miscellaneous

(a)        Except as expressly amended and/or superseded by this Amendment, the Agreement remains and shall remain in full force and effect.  This Amendment shall not constitute an amendment or waiver of any provision of the Agreement, except as expressly set forth herein.  Upon the execution and delivery hereof, the Agreement shall thereupon be deemed to be amended and supplemented as hereinabove set forth as fully and with the same effect as if the amendments and supplements made hereby were originally set forth in the Agreement.  This Amendment and the Agreement shall each henceforth be read, taken and construed as one and the same instrument, but such amendments and supplements shall not operate so as to render invalid or improper any action heretofore taken under the Agreement.  If and to the extent there are any inconsistencies between the Agreement and this Amendment with respect to the matters set forth herein, the terms of this Amendment shall control.

(b)        THIS AMENDMENT, INCLUDING THE FORMATION, BREACH, TERMINATION, VALIDITY, INTERPRETATION AND ENFORCEMENT THEREOF, AND ALL TRANSACTIONS CONTEMPLATED BY THIS AMENDMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO, AND ALL CLAIMS OR DISPUTES RELATING HERETO, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES OF SUCH STATE.

(c)        This Amendment, taken together with the Agreement, the IRA, the RRA and the BCA embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(d)        This Amendment may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Signatures in the form of facsimile or electronically imaged “PDF” shall be deemed to be original signatures for all purposes hereunder.

(e)        Section 10.01, Section 10.02, Section 10.05, Section 10.06, Section 10.09, Section 10.11 and Section 10.12 of the Purchase Agreement are each hereby incorporated by reference mutatis mutandis.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

KING VENTURE HOLDINGS LIMITED

By:	/s/Zhang Hongjiang
	Name:	Zhang Hongjiang
	Title:	Director

[Signature Page to Amendment No. 1 to Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

21VIANET GROUP, INC.

By:	/s/Sheng Chen
	Name:	Sheng Chen
	Title:	Director

[Signature Page to Amendment No. 1 to Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

SHENG CHEN

By:	/s/Sheng Chen
	Name:	Sheng Chen
Title:

[Signature Page to Amendment No. 1 to Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

PERSONAL GROUP LIMITED

By:	/s/Sheng Chen
	Name:	Sheng Chen
	Title:	Director

[Signature Page to Amendment No. 1 to Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

FAST HORSE TECHNOLOGY LIMITED

By:	/s/Sheng Chen
	Name:	Sheng Chen
	Title:	Director

[Signature Page to Amendment No. 1 to Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

SUNRISE CORPORATE HOLDING LTD.

By:	/s/Sheng Chen
	Name:	Sheng Chen
	Title:	Director

[Signature Page to Amendment No. 1 to Purchase Agreement]